                                                                      EXH. 3(I)

                                    ENDORSED
                                     FILED
                    In the office of the Secretary of State
                           of the State of California

                                  JUN 19 1997

                                 /s/ Bill Jones
                         ------------------------------
                         BILL JONES, Secretary of State


                        CERTIFICATE OF DETERMINATION OF
                         PREFERENCE OF PREFERRED STOCK
                                       OF
                  VOICE POWERED TECHNOLOGY INTERNATIONAL, INC.
                            a California corporation


        Mitchell B. Rubin hereby certifies that:

        ONE:    He is the President and the Secretary of Voice Powered
Technology International, Inc., a California corporation.

        TWO:    Pursuant to authority given by this corporation's Restated
Articles of Incorporation, the Board of Directors of this corporation has duly adopted the following resolutions:

                WHEREAS, the Restated Articles of Incorporation of this corporation provide for a class of shares known as Special Preferred Stock, par value $.001 per share, issuable from time to time in one or more series; and

                WHEREAS, the Board of Directors of this corporation is authorized to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Special Preferred Stock, to fix the number of shares constituting any such series and to determine the designation thereof; and

                WHEREAS, this corporation has not issued any shares of Special Preferred Stock and the Board of Directors of this corporation desires, pursuant to its authority as aforesaid, to determine and fix the rights, preferences, privileges and restrictions relating to the initial series of the Special Preferred Stock and the number of shares constituting and the designation of that series; and

                WHEREAS, there are presently no issued and outstanding shares of this corporation's Preferred Stock, Series B 14% Convertible Cumulative Preferred Stock and Series C 12% Convertible Cumulative Preferred Stock (collectively, the "Other Preferred Stock");

                NOW, THEREFORE, BE IT RESOLVED, that the Board of Directors hereby fixes and determines the designation of, the number of shares constituting, and the rights, preferences, privileges and restrictions relating to, the initial series of Preferred Stock as follows:

                1. Designation of Series. The initial series of Special Preferred Stock shall be designated "Series A Special Preferred."

                2. Number of Shares. The number of shares constituting the Series A Special Preferred stock shall be 500,000.

        3. Dividends. The holders of outstanding shares of Series A Special Preferred stock shall be entitled to receive, when and as declared by the Board of Directors, out of funds legally available therefore, dividends in cash at the annual rate of $0.06 per share on the fifteenth day of June in each year (the "Dividend Date"), beginning on June 15, 1998. Payment of dividend pursuant to this Section 3 shall be mandatory: PROVIDED, however, that the Board of Directors may, in its sole and absolute discretion, elect to pay any dividend due under this Section 3 in shares of the corporation's Common Stock, par value $.001 per share (the "Common Stock"). If the Board of Directors elects to pay any dividend due under this Section 3 in Common Stock, the number of shares of Common Stock to be delivered to the holders of Series A Special Preferred stock shall be determined by (i) multiplying the number of shares of Series A Special Preferred stock held by a holder as of the record date set by the Board of Directors for the payment of the dividend, by $.06; and (ii) dividing that amount by Dividend Price (as defined below). No fractional shares of Common Stock shall be issued upon the payment of a dividend in shares of Common Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the corporation shall pay cash equal to such fraction multiplied by the then effective Dividend Price. Dividends may be declared and paid on the Common Stock and the Other Preferred Stock in any fiscal year of the corporation only if the dividends required under this Section 3 shall have been paid in cash, or shall have been declared and sufficient cash set aside for the payment thereof.

                As used in this Section 3, "Dividend Price" shall mean the average market price for the ten (10) consecutive trading days immediately preceding the Dividend Date. The market price for each such trading day shall be: (i) if the Common Stock is listed or admitted to trading on any national securities exchange or NASDAQ, the closing price on such day, or if no such sale takes place on such day, the average of the closing bid and asked prices on such day, (ii) if the Common Stock is not listed or admitted to trading on any national securities exchange or NASDAQ, the last reported sale price on such day or, if no sale takes place on such day, the average of the closing bid and asked prices on such day, as reported by a reliable quotation source designated by the Company, or (iii) if the Common Stock is not listed or admitted to trading on any national securities exchange or NASDAQ and no such last reported sale price or closing bid and asked prices are available, the average of the reported high bid and low asked prices on such day, as reported by a reliable quotation source designated by the Company, or if there shall be no bid and asked prices on such day, the average of the high bid and low asked prices, as so reported, on the most recent day (not more than 10 days prior to the date in question) for which prices have been so reported; provided that if there are no bid and asked prices reported during the 10 days prior to the date in question, the Dividend price of the Common Stock shall be determined by the Company acting in good faith on the basis of such quotations and other information as it considers, in its reasonable judgment, appropriate.

        4. Liquidation Preference. In the event of a voluntary or involuntary liquidation, dissolution, or winding up of the corporation, the holders of Series A Special Preferred shares shall be entitled to receive, out of the assets of the corporation, whether those assets are capital or surplus of any nature, an amount equal to $1.00 per share of Series A Special Preferred stock, and a further amount equal to any dividends thereon declared and unpaid on the date of that distribution, and no more, before any payment shall be made or any assets distributed to the holders of Common Stock or the Other Preferred Stock.

                After payment or distribution to the holders of Series A Special Preferred shares of the full preferential amounts, the holders of Series A Special Preferred shares shall be entitled to no further distributions.

                A consolidation or merger of the corporation with or into any other corporation or corporations, or a sale of all or substantially all of the assets of the corporation, shall not be deemed to be a liquidation, dissolution, or winding up, within the meaning of this Section 4.

        5. Redemption. Subject to the provisions of the California General Corporation Law and to any other applicable restrictions on the right of a corporation to redeem its own shares, the corporation, at the option of the Board of Directors, may at any time or from time to time redeem the whole or any part of the outstanding Series A Special Preferred shares. If less than all the outstanding shares of Series A Special Preferred are redeemed pursuant to this
Section 5, such shares shall be redeemed pro rata among the holders thereof.

                Upon redemption, the corporation shall pay cash in the amount of $1.00 per share for each share redeemed, plus an amount equal to all dividends thereon declared but unpaid on the date fixed for redemption. The total amount payable per share is called the ""Redemption Price" below.

                At least twenty days' previous notice by mail, postage prepaid, shall be given to the holders of record of the Series A Special Preferred shares to be redeemed as of the date of mailing or as of a record date lawfully fixed. Such notice shall be addressed to each such shareholder at the address of that holder appearing on the books of the corporation or given by that holder to the corporation for the purpose of notice, or if no such address appears or is so given, at the place where the principal office of the corporation is located. The notice shall state the date fixed for redemption, the redemption price, and shall call upon the holder to surrender to the corporation on the date fixed and at the place designated in the notice the holder's certificate or certificates representing the shares to be redeemed. On or after the date fixed for redemption and stated in that notice, each holder of Series A Special Preferred shares called for redemption shall surrender the certificate evidencing the shares to the corporation at the place designated in the notice and shall thereupon be entitled to receive payment of the Redemption Price. If less than all the shares represented by any such surrendered certificate are redeemed, a new certificate shall be issued representing the unredeemed shares. If the notice of redemption shall have been duly given, and if on the date fixed for redemption funds necessary for the redemption shall be available to pay the Redemption Price, then, notwithstanding that the certificates evidencing any Series A Special Preferred shares so called for redemption shall not have been surrendered, the dividends with respect to the shares so called for redemption shall cease to accrue after the date fixed for redemption and all rights with respect to the shares so called for redemption, shall after that date cease and determine, except only the right of the holders to receive the Redemption Price without interest upon surrender of their certificates.

                6. Conversion. The holders of the Series A Special Preferred shares shall have conversion rights as follows (the "Conversion Rights"):

                        (a) Right to Convert. Each share of the Series A Special Preferred shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the corporation or any transfer agent for the Series A Special Preferred shares, into such number of fully paid and nonassessable shares of Common Stock, as is equal to the Conversion Factor (as defined below). The "Conversion Factor," as used in this Section 6, shall initially be four (4), but shall be subject to adjustments as hereinafter provided.

                             Upon conversion, all declared and unpaid
dividends on the Series A Special Preferred shall be paid either in cash or in shares of Common Stock of the corporation, at the election of the Board of Directors as provided in Section 3.

                        (b) Mechanics of Conversion. No fractional shares of Common Stock shall be issued upon conversion of the Series A Special Preferred shares. In lieu of any fractional shares to which the holder would otherwise be entitled, the corporation shall pay cash equal to such fraction multiplied by the then effective Conversion Price. Before any holder of Series A Special Preferred shares shall be entitled to convert the same into full shares of Common Stock and to receive certificates therefor, the holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the corporation or of any transfer agent for the Series A Special Preferred shares, or notify the corporation or its transfer agent that such certificates have been lost, stolen or destroyed and execute an agreement satisfactory to the corporation to indemnify the corporation from any loss incurred by it in connection with such certificates, and shall give written notice to the corporation at such office that the holders elects to convert the same; provided, however, that the corporation shall, as soon as practicable after such delivery, or such agreement and indemnification in the case of a lost certificate, issue and deliver at such office to such holder of Series A Special Preferred shares, a certificate or certificates for the number of shares of Common Stock to which the holder shall be entitled as aforesaid and a check payable to the holder in the amount of any cash amounts payable as the result of a conversion into fractional shares of Common Stock. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series A Special Preferred to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

                (c) Adjustment of Conversion Factor for Series A Special Preferred Shares. The Conversion Factor shall be subject to adjustment from time to time as follows:

                        (i) Adjustments for Subdivisions, Combinations or Consolidation of Common Stock. Following the date that a Certificate of Determination concerning the Series A Special Preferred stock is filed with the Secretary of State of the State of California (the "Certificate"), in the event the outstanding shares of Common Stock shall be subdivided by stock split, stock dividends or otherwise, into a greater number of shares of Common Stock, the Conversion Factor then in effect shall, concurrently with the effectiveness of such subdivision, be proportionately increased. In the event the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, the Conversion Factor then in effect shall, concurrently with the effectiveness of such combination or consolidation, be proportionately decreased.

                        (ii) Adjustments for Reclassification, Exchange and Substitution. Except as provided in Section 4, upon any liquidation, dissolution or winding up of the corporation, if the Common Stock issuable upon conversion of the Series A Special Preferred shares shall be changed into the same or a different number of shares of any other class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares provided for above), each share of Series A Special Preferred shall thereafter be convertible into the number of shares of stock or other securities or property to which a holder of the number of shares of Common stock of the corporation deliverable upon conversion of such share of Series A Special Preferred shall have been entitled upon such reorganization.

                (d) Adjustments for Stock Dividends and Other Distributions. In the event the corporation at any time or from time to time makes, or fixes a record date for the determination of holders of Common Stock entitled to receive any distribution (excluding any repurchases of securities by the corporation not made on a pro rata basis from all holders of any class of the corporation's securities) payable in property or in securities of the corporation other than shares of Common Stock, and other than as otherwise adjusted in this Section 6, then and in each such event the holders of Series A Special Preferred shares shall receive at the time of such distribution, the amount of property or the number of securities of the corporation that they would have received had their Series A Special Preferred shares been converted into Common Stock on the date of such event.

                (e) No Impairment. The corporation will not, by amendment of its Restated Articles of Incorporation or the Certificate, or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the corporation but will at all times in good faith assist in carrying out all of the provisions of this Section 6 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series A Special Preferred shares against impairment.

                (f) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Factor pursuant to this Section 6, the corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Series A Special Preferred stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based.

                (g) Notices of Record Date. In the event that this corporation shall propose at any time: (i) to declare any dividend or distribution upon its Common Stock, whether in cash, property, stock or other securities, whether or not a regular cash dividend and whether or not out of earnings or earned surplus; or (ii) to merge or consolidate with or into any other corporation, or sell, lease or convey all or substantially all its property or business, or to liquidate, dissolve or wind up; then, in connection with each such event, this corporation shall send to the holders of Series A Preferred stock:

                        (1) at least 20 days' prior written notice of the date on which a record shall be taken for such dividend or distribution (and specifying the date on which the holders of Common Stock shall be entitled thereto) or for determining rights to vote in respect of the matters referred to in (i) and (ii) above; and

                        (2) in the case of the matters referred to in (i) and (ii) above, at least 20 days' prior written notice of the date when the same shall take place (and specifying the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon the occurrence of such event).

                Each such written notice shall be delivered personally or given by first class mail, postage prepaid, addressed to the holders of Series A Special Preferred stock at the address for each such holder as shown on the books of this corporation.

        7. Voting Rights. Except as otherwise provided by law, by the corporation's Restated Articles of Incorporation, or in the Certificate, the holders of the Series A Special Preferred shares shall not be entitled to notice of any shareholders' meetings or to vote upon the election of directors or upon any other matter.

                8. Residual Rights. All rights accruing to the outstanding shares of this corporation not expressly provided for to the contrary herein shall be vested in the Common Stock.

                9. Consent for Certain Repurchases of Common Stock Deemed to be Distributions. Each holder of an outstanding share of Series A Special Preferred shall be deemed to have consented, for purposes of Sections 502, 503 and 506 of the General Corporation Law, to distributions made by the corporation in connection with the repurchase of shares of Common Stock issued to or held by officers, directors, employees or consultants upon termination of their employment or services pursuant to agreements or as otherwise set forth in the Bylaws of the corporation providing for such right of repurchase between the corporation and such persons.

        THREE: That the authorized number of shares of Special Preferred Stock of this corporation is 10,000,000 and the number of shares constituting Series A Special Preferred Stock, none of which has been issued, is 500,000.

        We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this Certificate are true and correct of our own knowledge.

        Executed at Tarzana, California, this 16th day of June, 1997.

                                     /s/ MITCHELL B. RUBIN
                                     ------------------------------------------
                                     Mitchell B. Rubin, President and Secretary

                                    ENDORSED
                                      FILE
                    In the office of the Secretary of State
                           of the State of California
                                  JUL 28, 1992
                       MARCH FONG EU, Secretary of State



                                    A421223



                                    RESTATED

                           ARTICLES OF INCORPORATION
                                       OF
                  VOICE POWERED TECHNOLOGY INTERNATIONAL, INC.




         W. MICHAEL BISSONNETTE and TOVA FEDER hereby certify that:

         1. They are the President and the Secretary, respectively, of VOICE POWERED TECHNOLOGY INTERNATIONAL, INC., a California corporation.

         2. The Articles of Incorporation of the corporation are hereby amended and restated to read as follows:

                                   "RESTATED
                           ARTICLES OF INCORPORATION
                                       OF
                  VOICE POWERED TECHNOLOGY INTERNATIONAL, INC.

                                       I

         The name of this corporation is VOICE POWERED TECHNOLOGY
INTERNATIONAL, INC.

                                       II

         The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California, other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

                                      III

         (a) Preferred Stock, Series B 14% Convertible Cumulative Preferred Stock, Series C 12% Convertible Cumulative Preferred Stock, Special Preferred Stock and Common Stock. The corporation is authorized to issue five classes of shares designated "Preferred Stock," "Series B 14% Convertible Cumulative Preferred Stock," "Series C 12% Convertible Cumulative Preferred Stock," "Special Preferred Stock" and "Common Stock," respectively. The number of shares of Preferred Stock authorized to be issued is 5,000,000 shares, $0.001 par value, the number of shares of

Series B 14% Convertible Cumulative Preferred Stock authorized to be issued is 2,000,000 shares, $0.001 par value, the number of shares of Series C 12% Convertible Cumulative Preferred Stock authorized to be issued is 2,500,000 shares, $0.001 par value, the number of shares of Special Preferred Stock authorized to be issued is 10,000,000 shares, $0.001 par value, and the number of shares of Common Stock authorized to be issued is 50,000,000 shares of $0.001 par value. The rights, preferences, provisions and restrictions imposed upon the five classes of shares are set forth in the succeeding Sections of
Article III.

         (b) Dividends. The Preferred Stock (hereinafter referred to as "Preferred Stock") and Series B 14% Convertible Cumulative Preferred Stock (hereinafter referred to as "Series B") are entitled to receive, out of funds legally available therefore, cumulative dividends at the annual rate of Fourteen Cents ($0.14) per share and no more, payable in one yearly installment on the 1st day of May of each year commencing on May 1, 1992 when and as declared by the Board of Directors provided, however, unless otherwise prohibited by the California Corporations Code, the Board of Directors shall timely declare and have the corporation pay such dividends. The Series C 12% Convertible Cumulative Preferred Stock (hereinafter referred to an "Series C") are entitled to receive, out of funds legally available therefore, cumulative dividends at the annual rate of Twelve Cents ($0.12) per share and no more, payable in two equal semi-annual installments on the 1st day of January and the 1st day of July of each year commencing on January 1, 1993 when and as declared by the Board of Directors; providing, however, if by July 1, 1993, the corporation has not effected a Public Event (as defined in subdivision (g)), then beginning on July 1, 1993 and continuing until a share of Series C is redeemed or repurchased by the Corporation, or if earlier, until after the next dividend payment is due after a Public Event has occurred, each share of Series C shall bear an annual cumulative dividend of Fifteen Cents ($0.15) per share payable in two equal semi-annual installments on the 1st day of January and the 1st day of July of each year; provided, further, unless otherwise prohibited by the California Corporations Code, the Board of Directors shall timely declare and have the corporation pay such dividends. All such dividends shall accrue from the date of issuance whether or not earned so that no dividends or other distributions shall be made with respect to the Common Stock, and no Common Stock shall be purchased or redeemed until cumulative dividends on the Preferred Stock, Series B and Series C for all past dividend periods and for the then current year dividend period shall have been declared and paid or set apart. After cumulative dividends on the Preferred Stock, Series B and Series C for all past dividend periods and for the then current year dividend period shall have been declared and paid or set apart, if the Board of Directors shall elect to declare additional dividends out of funds legally available therefore, such additional dividends may be declared on the Common Stock.

         (c) Liquidation and Dissolution. Upon the voluntary or involuntary liquidation, winding up or dissolution of the corporation, out of the assets available for distribution to shareholders each share of Preferred stock, Series B and Series C shall be entitled to receive, in preference to any payment on the Common Stock only, an amount equal to One Dollar ($1.00) per share, plus cumulative dividends as provided in subdivision (b) hereof accrued and unpaid to the date payment is made available to the Preferred Stock, Series B and Series C. After the full preferential liquidation amount has been paid to, or determined and set apart for, Preferred Stock, Series B and Series C, the remaining assets shall be payable to the common Stock. In the event the assets of the corporation are insufficient to pay the full preferential liquidation amount required to be paid to the Preferred Stock, Series B and Series C, first the Preferred Stock shall receive all the assets pro rata on a share for share basis until the full liquidation preference on the Preferred Stock is paid in full, then, if any funds are still available, the Series B shall receive such funds pro rata on a share for share basis until the full liquidating preference or the Series B is paid in full, then, if any funds are still available, the Series C shall receive such funds pro rata on a share for share basis until the full liquidating preference or the Series C is paid in full, and the balance, if any, to the Common Stock. A reorganization shall not be considered to be a liquidation, winding up or dissolution within the meaning of this subdivision (c) and the Preferred Stock, Series B and Series C shall be entitled only to the rights provided in the plan of reorganization and Chapters 12 and 13 of the California General Corporation Law and elsewhere herein.

         (d) Voting. A holder of a share of Preferred Stock, Series B, Series C and Common Stock shall be entitled to one vote on any and all matters, including the election of directors, and shall, except as otherwise may be provided by law, vote as a single class.

         (e) Conversion. The holders of Preferred Stock, Series B and Series C have the following conversion rights (the "Conversion Rights"):

                 (i) Right to Convert. Each share of Preferred Stock shall be convertible at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the corporation or any transfer agent for such shares, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing $1.00 by the Conversion Price, determined as hereinafter provided in effect at the time of conversion. The price at which shares of Common stock shall be deliverable upon conversion of the Preferred Stock (the "Preferred Stock Conversion Price") shall be initially $1.00 per share of Common Stock. Each share of Series B shall be convertible at any time after the date of issuance of such share, at the office of the corporation or any transfer agent for such shares, into such number of fully paid and nonassessable shares of Common Stock as in determined by dividing $1.00 by the Series B Conversion Price, determined as hereinafter provided, in effect at the time of conversion. The price at which shares of Common Stock shall be deliverable upon conversion of the Series B (the "Series B Conversion Price") shall be initially $1.00 per share of Common Stock. Each share of Series C shall be convertible on and after the Initial Public Offering (as defined in subdivision (e)(xii)) has occurred until the close of business on the date prior to the date set for redemption at the office of the corporation or any transfer agent for such shares, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing $1.00 by the Series C Conversion Price, determined as hereinafter provided, in effect at the time of conversion. The price at which shares of Common Stock shall be deliverable upon conversion of a share of Series C (the "Series C Conversion Price") shall be equal to Seventy Percent (70%) of the "Market Price," as defined in subdivision (h) on the day before a notice of conversion. Such initial Preferred Stock Conversion Price and initial Series B Conversion Price shall be subject to adjustment as hereinafter provided. Notwithstanding the above, each share of Series C may upon the Initial Public Offering be convertible into the shares of common Stock (or Units, if such Units include a share or shares of Common Stock, plus any other security) issuable on the initial closing of such Initial Public Offering at a price equal to seventy percent (70%) of the initial public offering price of such shares of Common Stock (or Units) with each share of Series C being equal to $1.00 per share, plus any accrued but unpaid dividends to the date of such closing, for purposes of determining how many shares of Common Stock (or Units) that may be acquired.

                 (ii) Automatic Conversion. Each outstanding share of Preferred Stock and Series B shall be converted automatically into fully paid and nonassessable shares of Common Stock at the then effective Preferred Stock Conversion Price or Series B Conversion Price, respectively, on May 2, 1993. Upon automatic conversion provided for herein, the Secretary of the corporation shall promptly deliver notice of such conversion to each holder of Preferred Stock and Series B, who shall thereupon surrender the certificates representing such shares at the office of the corporation or of any transfer agent for such Preferred

Stock or Series B. The corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder a certificate or certificates for the number into which such shares of Preferred Stock or Series B, as the case may be, have been automatically converted.

                 (iii) Mechanics of Conversion. Before any holder of shares of Preferred Stock, Series B or Series C shall be entitled to convert the same into full shares of Common Stock pursuant to subdivision (e)(i), he shall surrender the certificate or certificates therefore, duly endorsed, at the office of the corporation or of any transfer agent for such Preferred Stock, Series B or Series C, as the case may be, and shall give written notice to the corporation at such office that he elects to convert the same and shall state therein his name or the name or names of his nominees in which he wishes the certificate or certificates for shares of Common Stock to be issued. The corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder, or to his nominee or nominees, a certificate or certificates for the number of full shares of Common Stock to which he shall be entitled as aforesaid. Conversion pursuant to subdivision (e)(i) shall be deemed to have occurred immediately prior to the close of business on the date of such surrender of the shares of Preferred Stock, Series B or Series C to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date. Upon any conversion pursuant to subdivision (e)(i) or (ii), cumulative dividends as provided in subdivision (b), accrued and unpaid on the Preferred Stock or Series B shall be disregarded and not paid. Notwithstanding anything to the contrary in this subdivision (e)(iii), if conversion of Series C is to take place on the closing of the Initial Public Offering pursuant to the last sentence of subdivision (e)(1), a holder of Series C must agree to convert any of his shares of Series C he desires to convert on such closing in writing within ten days of being notified in writing of the possibility of such closing by the corporation, and if such holder of Series C so desires to convert on such closing, such conversion shall automatically deem to occur as of such closing and such holder upon being notified by the corporation that the closing and such automatic conversion has occurred, shall surrender such share at the office of the corporation or of any transfer agent for such Series C he is so converting. The corporation shall, as soon as practical thereafter, issue at such office to such holder a certificate or certificates for the number of shares of Common Stock (or Units) which Series C has been converted into.

                 (iv) Adjustments to Preferred Stock Conversion Price, Series B Conversion Price, and Series C Conversion Price.

                          (A)     Special Definition.  For purposes of this
subdivision (e)(iv), the following definition shall apply:

                          "Original Issue Date" shall mean, for Preferred
Stock, Series B or Series C, the original date on which a share of Preferred Stock, Series B or Series C, respectively, was first issued.

                          (B)     Adjustment for Stock Splits and Combinations.
If the corporation shall at any time or from time to time after the Original Issue Date applicable to Preferred Stock or Series B effect a subdivision of the outstanding Common Stock, the applicable Preferred Stock Conversion Price or Series B Conversion Price then in effect immediately before that subdivision shall be proportionately decreased and, conversely, if the corporation shall at any time or from time to time after the Original Issue Date applicable to Preferred Stock or Series B combine the outstanding shares of Common Stock, the applicable Preferred Stock Conversion Price or Series B Conversion Price then in effect immediately before the combination shall be proportionately increased. Any adjustments under this subdivision (e)(iv)(B) shall become effective at the close of business on the date the subdivision or combination becomes effective.

                          (C)     Adjustment for Certain Dividends and
Distributions. In the event the corporation at any time, or from time to time after the Original Issue Date applicable to Preferred Stock or Series B shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in shares of Common Stock, then and in each such event the applicable Preferred Stock Conversion Price or Series B Conversion Price then in effect shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the applicable Preferred Stock Conversion Price or Series B Conversion Price then in effect by a fraction:

                                  (1)      the numerator of which shall be the
total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and

                                  (2)      the denominator of which shall be
the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution;

provided, however, if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefore, the applicable Preferred Stock Conversion Price or Series B Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter such Preferred Stock Conversion Price or Series B Conversion Price shall be adjusted pursuant to this subdivision (e)(iv)(C) as of the time of actual payment of such dividends or distributions.

                                  (D)      Adjustment for Other Dividend and
Distributions. In the event the corporation at any time or from time to time after the Original Issue Date of Preferred Stock or Series B shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the corporation other than shares of Common Stock, then and in such event provisions shall be made so that the holders of Preferred Stock or Series B, shall receive upon conversion thereof in addition to the number of shares of Common Stock receivable thereupon, the amount of securities of the corporation which they would have received had their Preferred Stock or Series B been converted into Common Stock on the date of such event and had thereafter, during the period from the date of such event to and including the conversion date, retained such securities (together with any distributions payable thereon during such period) receivable by them as aforesaid during such period, giving application to all adjustments called for during such period under this subdivision (a) with respect to the rights of the holders of the Preferred Stock or Series D. In the event the corporation at any time or from time to time after the original Issue Date of Series C shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the corporation other than shares of Common Stock, then and in such event provisions shall be made so that the holders of Series C, shall receive upon conversion thereof in addition to the number of shares of common stock receivable thereupon, the amount of securities of the corporation which they would have received had the dividend or other distribution occurred on the date of conversion.

                                  (E)      Adjustment for Reclassification.
Exchange, or Substitution. If the Common Stock issuable upon the conversion of the Preferred Stock or Series B at any time or from time to time after the Original Issue Date applicable to Preferred Stock or Series B, shall be changed into the same or different number of shares of any class or classes of stock, whether by capital reorganization, reclassification, or otherwise (other than a subdivision or combination of shares or stock dividends provided for in subdivision (e) (iv) (B) and (C) or a reorganization, merger, consolidation, or sale of assets provided for in subdivision (e) (iv) (F)), then, and in each such event, provisions shall be made (by adjustment to the Preferred Stock Conversion Price or Series B Conversion Price or otherwise) so that the holder of each share of Preferred Stock or Series B shall have the right thereafter to convert such shares into the kind and amount of shares of stock and other securities receivable upon such reorganization, reclassification, or other change, by holders of the number of shares of Common Stock into which such share of Preferred Stock or Series B might have been converted immediately prior to such reorganization, reclassification, or change, all subject to further adjustment as provided herein. If the Common Stock issuable upon the conversion of the Series C at any time or from time to time after the original Issue Date applicable to Series C, shall be changed into the same or different number of shares of any class or classes of stock, whether by capital reorganization, reclassification, or otherwise (other than a reorganization, merger, consolidation, or sale of assets provided for in subdivision (e)(iv)(F)), then, and in each such event, provisions shall be made (by adjustment to Series C Conversion Price or otherwise) so that the holder of each share of Series C shall have the right thereafter to convert such share into the kind of shares of stock and other securities receivable upon such reorganization, reclassification, or other change, by holders of the number of shares of Common Stock into which such share of Series C might have been converted if such reorganization, reclassification, or change had accrued on the date of conversion.

                                  (F)      Adjustment for Reorganization,
Merger, Consolidation or Sales of Assets. If at any time or from time to time after the Original Issue Date of the Preferred Stock or Series B there shall be a capital reorganization of the corporation (other than a subdivision, combination, reclassification, exchange or substitution of shares provided for in subdivision (e)(iv)(B) and (E)) or a merger or consolidation of the corporation with or into another corporation, or the sale of all or substantially all of this corporations properties and assets to any other person, then, as a part of such reorganization, merger, consolidation, or sale, provision shall be made (by adjustment to the applicable Preferred Stock Conversion Price or Series B Conversion Price or otherwise) so that the holders of the Preferred Stock or Series B shall thereafter be entitled to receive upon conversion of the Preferred Stock or Series B, the number of shares of stock or other securities or property of the corporation, or of any successor corporation resulting from such merger or consolidation or sale, to which a holder of Common Stock deliverable upon conversion of such shares would have been entitled on such capital reorganization, merger, consolidation, or sale. In any such case, appropriate adjustment shall be made in the application of the provisions of this subdivision (e)(iv) with respect to the rights of the holders of the Preferred Stock or Series B after the reorganization, merger, consolidation, or sale to the end that the provisions of this subdivision (e) (iv) (including adjustment of the applicable Preferred Stock Conversion Price or Series B Conversion Price then in effect and the number of shares of stock or other securities deliverable upon conversion of the Preferred Stock or Series B) shall be applied after that event in as nearly an equivalent manner as may be practicable. If at any time or from time to time after the Original Issue Date of Series C there shall be a capital reorganization of the corporation (other than a subdivision, combination, reclassification, exchange or substitution of shares provided for in subdivision (e) (iv) (E) or a merger or consolidation of the corporation with or into another corporation, or the sale of all or substantially all of this corporations properties and assets to any other person, then, as a part of such reorganization, merger, consolidation, or sale, provision shall be made (by adjustment to the applicable Series C Conversion Price or otherwise) so that the holders of the Series C shall thereafter be entitled to receive upon conversion of the Series C, the kind of shares of stock or other securities or property of the corporation, or of any successor corporation resulting from such merger or consolidation or sale, to which a holder of Common Stock deliverable upon conversion of such shares would have been entitled as if such capital reorganization, merger, consolidation, or sale accrued on the date of the conversion.

                 (v) No Impairment. The corporation will not, by amendment of its Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the corporation, but will at all times in good faith assist in the carrying out of all the provisions of this subdivision (a) and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of the Preferred Stock, Series B or Series C against impairment.

                 (vi) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Preferred Stock Conversion Price, Series B Conversion Price or Series C Conversion Price or any other adjustment pursuant to this subdivision (e), the corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of such Preferred Stock, Series B or Series C, as the case may be, a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The corporation shall, upon the written request at any time of any holder of such affected Preferred Stock, Series B or Series C, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the applicable Preferred Stock Conversion Price, Series B Conversion Price or Series C Conversion Price at the time in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of a share of such Preferred Stock, Series B or Series C.

                 (vii)    Notice of Record Date. In the event that:

                          (1)     this corporation shall set a record date for
the purpose of entitling the holders of its shares other Common Stock to receive a dividend, or other distribution, payable otherwise than in cash;

                          (2)     this corporation shall set a record date for
the purpose of entitling the holders of its shares of Common Stock to subscribe for or purchase any shares of any class or to receive any other rights;

                          (3)     there shall occur any capital reorganization
of this corporation, reclassification of the shares of this corporation (other than a subdivision or combination of its outstanding Common Stock), consolidation or merger of this corporation with or into another corporation, or conveyance of all or substantially all of the assets of this corporation to another corporation; or

                          (4)     there shall occur a voluntary or involuntary
dissolution, liquidation or winding up of this corporation;

then, and in any such case, this corporation shall cause to be mailed to the holders of record of the outstanding shares of the Preferred Stock, Series B and Series C, at least fifteen (15) days prior to the date hereinafter specified, a notice stating (a) the date which (x) has been set as the record date for the purpose of such dividend, distribution, or rights, or (y) such reclassification, reorganization, consolidation, merger, conveyance, dissolution, liquidation or winding up is to take place and (b) the record date as of which holders of Common Stock of record shall be entitled to other property deliverable upon such reclassification reorganization, consolidation, merger, conveyance, dissolution, liquidation or winding up.

                 (viii) Notices. Any notice required by the provisions of this subdivision (e) to be given to the holders of shares of Preferred Stock, Series B or Series C shall be in writing and may be delivered by personal service or sent by telegraph or cable or sent by registered or certified mail, return receipt requested, with postage thereon fully prepaid. All such communications shall be addressed to each holder of record at its address appearing on the books of this corporation. If sent by telegraph or cable, a conformed copy of such telegraphic or cabled notice shall promptly be sent by mail (in the manner provided above) to the holders. service of any such communication made only by mail shall be deemed complete on the date of actual delivery as shown by the addressee's registry or certification receipt or at the expiration of the fourth (4th) business day after the date of mailing, whichever is earlier in time.

                 (ix) Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of Preferred Stock, Series B or Series C. In lieu of any fractional shares to which the holder would otherwise be entitled, the corporation shall pay cash equal to the product of such fraction multiplied by the fair market value of one share of the corporation's Common Stock on the date of conversion, as determined in good faith by the Board of Directors.

                 (x) Reservation of Common Stock. The corporation shall at all times reserve and keep available, out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the Preferred Stock, Series B or Series C, the full number of shares of Common Stock deliverable upon the conversion of all shares of Preferred Stock, Series B or Series C from time to time outstanding. The corporation shall from time to time in accordance with the laws of the State of California, increase the authorized number of shares of common Stock if the remaining unissued authorized shares of common Stock shall not be sufficient to permit the conversion of all of the Preferred Stock, Series B or series C at the time outstanding.

                 (xi) Retirement of Preferred Stock. Series B or Series C Converted. No shares of Preferred Stock, Series B or Series C that have been converted shall ever again be reissued, and all such shares so converted shall, upon such conversion, cease to be a part of the authorized shares of the corporation.

                 (xii) Initial Public Offering. For purpose hereof, Initial Public offering shall mean the first underwritten public offering of Common Stock (or Units including the Common Stock) registered and effective under the Securities Act of 1933, as amended, or any successor statute pursuant to which Common Stock (or Units) are actually sold.

         (f) No Preemptive Rights. Except as provided in subdivision (e) hereof, no holder of the Preferred Stock, Series B, series C and Common Stock shall be entitled as of right to subscribe for, purchase, or receive any part of any new or additional shares of any class, whether now or hereafter authorized, or of bonds, debentures, or other evidences of indebtedness convertible into or exchangeable for shares of any class, but all such new or additional shares of any class, or bond, debentures, or other evidences of indebtedness convertible into or exchangeable for shares, may be issued and disposed of by the Board of Directors on such terms and for such consideration (to the extent permitted by law), and to such person or persons as the Board of Directors in their absolute discretion may deem advisable.

         (g) Public Event. For the purpose hereof, a Public Event shall be:

                 (i) The effectiveness of a registration statement under the Securities Act of 1933, as amended, or any successor securities statute, registering any of the Common Stock.

                 (ii) Any merger or corporate reorganization, or sale of all or substantially all the corporation's assets, whereby the corporation's Common Stock (or any securities exchanged for any such securities) become subject to being eligible for broker/dealers to quote such securities under Rule 15c-2(11) promulgated under the Securities Exchange Act of 1934, as amended, or being registered under Section 12(b) or 12(g) of such Act, any successor rule under such Act or any successor statute.

                 (iii) The corporation filing and the effectiveness of a registration statement under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended, or any successor statute.

                 (iv) The corporation publishing and disseminating the information required by Rule 15c-2(11) under the Securities Exchange Act of 1934, as amended, or any successive rules and any successor statute.

         (h) Market Price. For the purpose hereof "Market Price" for the Common Stock shall be:

                 (i) If the Common Stock is listed on a National securities Exchange or admitted to unlisted trading privileges on such exchange or listed for trading on the NASDAQ Quotation System, the last reported sale price of the Common Stock on such Exchange or System on the day prior to the date of the receipt by the corporation of a respective notice of conversion, or if no such sale is made on such day, the average closing bid and asked prices for such day on such Exchange or System; or

                  (ii) If the Common Stock is not listed or admitted to unlisted trading privileges, the last reported bid and asked prices reported by the National Quotation Bureau, Inc. on the day prior to the date of the receipt by the corporation of a respective notice of conversion.

         (i)     Potential Mandatory Redemption of Series C.

                 (i) If a Public Event has not occurred by July 1, 1993, then the corporation, for the purchase of Series C, shall set aside in cash out of any moneys legally available therefore (hereinafter called the "Sinking Fund"), after full payment or provision for payment of accumulated, but unpaid dividends on the Preferred Stock, Series B and Series C dividends for all prior periods through the end of the last preceding dividend period for such respective shares, on January 1 and July 1 of each year (hereinafter called the "Sinking Fund Payment Date") commencing on January 1, 1994 and ending with the next January 1 or July 1, occurring simultaneously or immediately after a Public Event occurs, a sum equal to Two Percent (2%) of the Net Sales (as defined in subdivision (i)(iv)) for the immediately preceding two fiscal quarters. If on any Sinking Fund payment date the funds of the corporation legally available therefore shall be insufficient to discharge such Sinking Fund requirements in full, funds to the extent legally available for such purpose shall be set aside for the Sinking Fund. Such Sinking Fund requirements shall be cumulative, so that if for any period or periods such requirements shall not be fully discharged as they accrue, funds legally available therefore, after such payment or provision for dividends as set forth above, for each fiscal year thereafter shall be applied thereto until such requirements are fully discharged.

                 (ii) At any Sinking Fund Payment Date, the cash in the Sinking Fund shall be used to acquire shares of Series C at the price of One Dollar ($1.00) per share of Series C, plus accrued dividends thereon to the date of such purchase (herein called the "redemption price"), which dividends shall be paid from the general fund of the corporation and not from the Sinking Fund. Upon retirement of all Series C any cash remaining in the Sinking Fund in excess of that required to complete payment for any shares purchased or agreed to be purchased through the operation of the Sinking Fund, shall become a part of the general funds of the Corporation. Redemptions from the Sinking Fund shall be pro rata based on the amount of Series C which can be redeemed times each holder's percentage of the total shares of Series C, provided, however, fractional Series C shares shall not be redeemed but the amount to redeem such fractional shares shall remain in the Sinking Fund. Amounts in the Sinking Fund may be invested by the corporation and any earnings on such investments shall be retained in the Sinking Fund and used to acquire shares of Series C.

                 (iii) The corporation, at its option, shall be entitled to use as a credit against its Sinking Fund requirement for any period, an amount equal to One Dollar ($1.00) per share of Series C which the Corporation shall have theretofore acquired by purchase or redemption, (including, as provided in subdivision (j)) otherwise than through the operation of the Sinking Fund, and for which credit shall not theretofore have been taken against any Sinking Fund requirement.

                 (iv) For purposes of this subdivision (i), "Net Sales" means the gross sales or licensing revenues of the corporation less any discount, allowances, returns or taxes.

                 (v) The corporation shall mail a notice of redemption to each holder of record of shares of Series C to be redeemed addressed to the holder at the address of such holder appearing on the books of the corporation or given by the holder to the corporation for the purpose of notice, or if no such address appears or is given at the place where the principal executive office of the corporation is located, not earlier than 60 nor later than 20 days before the date fixed for redemption. The notice of redemption shall include (i) the shares of Series C to be redeemed, (ii) the date fixed for redemption, (iii) the redemption price, (iv) the place at which the shareholders may obtain payment of the redemption price upon surrender of their share certificates, and (v) the last date prior to the date of redemption that the right of conversion may be exercised, which is the close of business on the day prior to the date fixed for redemption. If funds are available on the date fixed for the redemption, then whether or not the share certificates are surrendered for payment of the redemption price, the shares shall no longer be outstanding and the holders thereof shall cease to be shareholders of the corporation with respect to the shares redeemed on an after the date fixed for redemption and shall be entitled only to receive the redemption price without interest upon surrender of the share certificate. If less than all the shares represented by one share certificate are to be redeemed, the corporation shall issue a new share certificate for the shares not redeemed.

                 (vi) If, on or prior to any date fixed for redemption, the corporation deposits with any bank or trust company in this State as a trust fund a sum sufficient to redeem, on the date fixed for redemption thereof, the shares called for redemption, with irrevocable instructions and authority to the bank or trust company to publish the notice of redemption thereof (or to complete such publication if theretofore commenced) and to pay, on and after the date fixed for redemption or prior thereto, the redemption price of the shares to their respective holders upon the surrender of their share certificates, then from and after the date of the deposit (although prior to the date fixed for redemption) the shares so called shall be redeemed and dividends on those shares shall cease to accrue after the date fixed for redemption. The deposit shall constitute full payment of the shares to their holders and from and after the date of the deposit the shares shall no longer be outstanding and the holders thereof shall cease to be shareholders with respect to such shares and shall have no rights with respect thereto except the right to receive from the bank or trust company payment of the redemption price of the shares without interest, upon surrender of their certificates therefore and the right to convert the shares in accordance with subdivision (e). After two years, the bank or trust company shall return to the corporation funds deposited and not claimed and thereafter the holder of a share certificate for shares redeemed shall look to the corporation for payment.

         (j)     Optional Redemption of Series C.

                 (i) On and after July 1, 1993, Series C is subject to redemption, out of funds legally available therefore, in whole, or from time to time in part, at the option of the board of directors of the Corporation. If only a part of the shares of Series C is to be redeemed, the redemption shall be carried out prorata subject to adjustment to avoid redemption of fraction shares. The redemption price shall be One Dollar Twenty-five Cents ($1.25) per share plus cumulative dividends as provided in subdivision (b) accrued and unpaid to the date fixed for redemption (herein also called the "redemption price").

                 (ii) The provisions of subdivisions (i) (v) and (vi) shall also apply to redemption under this subdivision (j).

         (k) Potential Mandatory Dividend of Series C. If a Public Event has not occurred by July 1, 1993, the corporation shall pay a stock dividend to record holders of Series C on such date of one-fifth (1/5) of a share of Series C for each one (1) share of Series C outstanding on such date. Any fractional shares resulting from such stock dividend owned by any record owner shall be combined into whole shares and the resulting fractional share shall be rounded up into a whole share.

         (l) Reverse Stock Split of the Common Stock. Upon the filing of these Restated Articles of Incorporation, each outstanding share of Common Stock of the par value

$0.001 per share is combined and converted into 0.33% shares of $0.001 par value Common Stock. Any fractional shares resulting from such combination and conversion owned by any record owner shall be combined into whole shares and the resulting fractional share shall be rounded up into a whole share. As a result of such reverse stock split of the Common Stock, upon the filing of these Restated Articles of Incorporation, the Preferred Stock Conversion Price and the Series B Conversion Price shall be adjusted to $0.33% and $0.331%, respectively.

         (m) Special Preferred Stock. The Special Preferred Stock may be divided into such number of series as the Board of Directors may determine. Subject to the rights granted to the Preferred Stock, Series B and Series C, the Board of Directors is authorized to determine and alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Special Preferred Stock, and to fix the number of shares of any series of Special Preferred Stock and the designation of any such series of Special Preferred Stock. The Board of Directors, within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, may increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series subsequent to the issue of shares of that series.

                                       IV

         The liability of this corporation's directors for monetary damages shall be eliminated to the fullest extent permissible under California law.

         Any repeal or modification of this Article IV shall not adversely affect any rights or protections to which this corporation's directors were entitled prior to such repeal or modification.

                                       V

         This corporation is authorized to indemnify agents (as defined in California Corporations Code Section 317) for breach of duty to this corporation and its stockholders through bylaw provisions or through agreements with the agents, or both, in excess of the indemnification otherwise permitted by California Corporations Code Section 317, subject to the limits on such excess indemnification set forth in California Corporations Code Section 204.

         Any repeal or modification of this Article V shall not adversely affect any rights or protections to which the corporation's agents were entitled prior to such repeal or modification."

         3. The foregoing amendment and restatement of the Articles of Incorporation have been duly approved by the Board of Directors of the corporation.

          4. The foregoing amendment and restatement of the Articles of Incorporation have been duly approved by the required vote of the shareholders of the corporation, in accordance with Section 903 of the California Corporations Code. The total number of outstanding shares of the corporation entitled to vote on the foregoing amendment is Fourteen Million One Hundred Thirty-five Thousand Three Hundred Twenty-eight (14,135,328) shares, including Ten Million Eleven Thousand Twenty-eight (10,011,028) shares of Common Stock, Two Million Four Hundred Sixty-nine Thousand Eight Hundred (2,469,800) Shares of Preferred Stock and One Million Six Hundred Fifty-four Thousand Five Hundred (1,654,500) shares of Series B. The total number of shares voting in favor of the amendments equaled or exceeded the vote required, which percentage vote required was more than fifty percent (50%) of the outstanding voting shares, and fifty percent (50%) of the outstanding Common Stock.

                                  /s/ W. MICHAEL BISSONNETTE
                                  -----------------------------------
                                  W. MICHAEL BISSONNETTE
                                  President

                                  /s/ TOVA FEDER
                                  -----------------------------------
                                  TOVA FEDER
                                  Secretary

         The undersigned declares under penalty of perjury under the laws of the State of California that the matters set forth in the foregoing Restated Articles of Incorporation are true and correct of his or her own knowledge.

DATED:   July 15, 1992

                                  /s/ W. MICHAEL BISSONNETTE
                                  -----------------------------------
                                  W. MICHAEL BISSONNETTE


                                  /s/ TOVA FEDER
                                  -----------------------------------
                                  TOVA FEDER